                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934



    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12



                                           TETRA TECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                TETRA TECH, INC.


                                ----------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 28, 1997


                            ------------------------

To the Stockholders of

  TETRA TECH, INC.:


    A Special Meeting of the Stockholders (the "Special Meeting") of Tetra Tech, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, October 28, 1997 at 10:00 a.m., Pacific Time, at the Company's principal executive offices located at 670 North Rosemead Boulevard, Pasadena, California 91107, for the following purposes as described in the accompanying Proxy Statement:


    1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share ("Common Stock"), from 20,000,000 to 30,000,000.

    2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on September 8, 1997 as the record date for the determination of stockholders entitled to vote at the Special Meeting or any adjournment or adjournments thereof, and only record holders of the Company's Common Stock and Series A Preferred Stock, $.01 par value per share, at the close of business on that day will be entitled to vote.

                                          By Order of the Board of Directors

                                          Richard A. Lemmon
                                          VICE PRESIDENT AND SECRETARY

Pasadena, California
September 26, 1997

    YOU ARE URGED TO VOTE UPON THE MATTER PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING "NO" ON PROPOSAL NO. 1. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE SPECIAL MEETING.

                                TETRA TECH, INC.
                          670 NORTH ROSEMEAD BOULEVARD
                           PASADENA, CALIFORNIA 91107


                            ------------------------


                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 28, 1997


                            ------------------------

                              GENERAL INFORMATION


    This Proxy Statement is being sent on or about September 26, 1997 in connection with the solicitation of proxies by the Board of Directors of Tetra Tech, Inc., a Delaware corporation (the "Company"). The proxies are for use at a Special Meeting of Stockholders of the Company (the "Special Meeting"), which will be held at 10:00 a.m., Pacific Time, on Tuesday, October 28, 1997, at the Company's principal executive offices located at 670 North Rosemead Boulevard, Pasadena, California 91107, and at any meetings held upon adjournment thereof. The record date for the Special Meeting is the close of business on September 8, 1997 (the "Record Date"), and all holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), and Series A Preferred Stock, $.01 par value per share (the "Series A Stock"), on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting and any meetings held upon adjournment thereof.


    A proxy form is enclosed. Whether or not you plan to attend the Special Meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the Special Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Special Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Special Meeting for approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 (the "Amendment"), and as recommended by the Board of Directors with regard to all other matters, in its discretion.

    The voting securities of the Company are the outstanding shares of Common Stock and Series A Stock. At the Record Date, the Company had outstanding 16,564,080 shares of Common Stock and 1,231,840 shares Series A Stock. For each share of Common Stock or Series A Stock held on the Record Date, a stockholder is entitled to one vote on all matters to be considered at the Special Meeting.

    Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Stock as of the Record Date entitled to vote on this matter at the Meeting. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same legal effect as a vote against the approval of the proposed Amendment. Broker non-votes occur when a broker holding shares of Common Stock in street name withholds its vote on certain non-routine matters because the broker has not received instructions from the beneficial owner of those shares and does not have discretionary authority to vote on such non-routine matters without specific instructions. Brokers holding shares in street name must receive specific instructions from the beneficial owners in order to have the authority to vote, in person or by proxy, on certain non-routine matters. When a beneficial owner does not give specific instructions to the broker, the broker, as the holder of record, is entitled to vote only on "routine" matters and must withhold its votes as to any "non-routine" matters. Where a proxy solicitation includes a non-routine proposal and the broker does not receive specific instructions from the beneficial owner, the resulting proxy is considered a "limited proxy." Shares represented by limited proxies are considered present for quorum purposes, but are not considered present for purposes of determining the total number of shares with voting power present with regard to a non-routine proposal. The resulting broker non-vote of such a limited proxy will be treated as an abstention on such non-routine proposal. The proposed Amendment is a non-routine proposal.

    The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

    The Common Stock is listed for trading under the symbol "WATR" on The Nasdaq National Market ("Nasdaq"), which is operated by The Nasdaq Stock Market, Inc. On September 8, 1997, the closing price for a share of Common Stock on Nasdaq was $22.00.

    The principal executive offices of the Company are located at 670 North Rosemead Boulevard, Pasadena, California 91107, and the Company's telephone number is (626) 351-4664.

    THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THESE STATEMENTS ARE FOUND PRINCIPALLY IN THE SECTION OF THIS PROSPECTUS STATEMENT ENTITLED "THE WHALEN ACQUISITION." ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN CONSIDERATIONS, INCLUDING THOSE DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

                                 PROPOSAL NO. 1
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

                                    OVERVIEW

    In July 1997, the Board of Directors declared advisable and unanimously approved an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 30,000,000 shares. No increase in the number of shares of Preferred Stock of the Company, currently 2,000,000 shares, is proposed or anticipated. As more fully set forth below, the proposed Amendment is intended to permit the automatic conversion of the outstanding shares of Series A Stock into shares of Common Stock and to improve the Company's flexibility in meeting its future needs for unreserved Common Stock.

    If the Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") with the Delaware Secretary of State. The text of the second paragraph of Article IV of the Company's Certificate of Incorporation will read as follows:

       "The total number of shares of stock that the Corporation shall have authority to issue is thirty-two million (32,000,000), consisting of thirty million (30,000,000) shares of common stock, par value $0.01, and two million (2,000,000) shares of preferred stock, par value $0.01. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:"

    As of the close of business on the Record Date, of the 20,000,000 shares authorized, 16,564,080 shares of Common Stock of the Company were issued and outstanding, 2,926,642 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and 463,915 shares were reserved for future issuance under the Company's stock benefit plans. Accordingly, only 45,363 shares of Common Stock were unreserved on the Record Date. As of the close of business on the Record Date, 1,231,840 shares of Series A Stock were outstanding. Such shares of Series A Stock, upon conversion into shares of Common Stock, shall be restored to the status of authorized but unissued shares of Preferred Stock.

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

    CONVERSION OF SERIES A STOCK

    On June 11, 1997, the Company completed the acquisition of Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service" and, collectively with WhalenCo, the "Whalen Company"), pursuant to the terms of an Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Merger Agreement") among the Company, WhalenCo, Whalen Service and the stockholders of WhalenCo and Whalen Service (the "Whalen Stockholders"). The Merger Agreement provided for the merger of WhalenCo and Whalen Service with and into the Company (the "Merger").

    In connection with the Merger, the Company issued to the Whalen Stockholders an aggregate of 1,680,000 shares of Common Stock and 1,231,840 shares of Series A Stock. Pursuant to the Certificate of Designation of Preferences of Series A Preferred Stock, as filed by the Company with the Delaware Secretary of State on June 11, 1997, each share of Series A Stock will automatically be converted into one share of Common Stock immediately upon the filing of the Certificate of Amendment with the Delaware Secretary of State. IF THE AMENDMENT IS NOT APPROVED, DANIEL A. WHALEN (THE "PRINCIPAL WHALEN STOCKHOLDER") MAY, PURSUANT TO THE TERMS OF THE MERGER AGREEMENT, ELECT TO CAUSE THE COMPANY TO REPURCHASE ALL SHARES OF SERIES A STOCK (THE "PUT OPTION") AT THE AVERAGE CLOSING PRICE OF THE COMMON STOCK ON THE FIVE TRADING DAYS ENDING ON THE LAST TRADING DAY PRIOR TO THE PRINCIPAL WHALEN STOCKHOLDER'S EXERCISE OF THE PUT OPTION. ACCORDINGLY, ASSUMING AN AVERAGE CLOSING PRICE OF $23.00, THE COMPANY WOULD BE REQUIRED TO PAY $28,332,320 TO THE WHALEN STOCKHOLDERS TO REDEEM THE SERIES A STOCK UPON THE EXERCISE OF THE PUT OPTION.

    The Company was not required to obtain stockholder approval of the Merger under the Delaware General Corporation Law or Nasdaq rules and regulations since the aggregate number of shares of Common Stock and Series A Stock issued to the Whalen Stockholders represented less than 20% of the outstanding shares of Common Stock on the effective date of the Merger.

    FLEXIBILITY IN SHARE ISSUANCE

    As indicated above, as of the Record Date, the Company had only 45,363 authorized but unreserved and unissued shares of Common Stock available for future issuance. This severely limits the ability of the Board of Directors to issue shares of Common Stock without seeking stockholder approval. Obtaining stockholder approval is a time consuming, expensive process and could delay or prevent the Company from taking such actions as potential acquisitions, financings, stock splits, stock dividends or additional compensation plans.

    If the Amendment is approved, approximately 8,813,523 authorized, unreserved and unissued shares of Common Stock (after giving effect to the conversion of the Series A Stock) will be available for issue from time to time for such purposes as the Board of Directors may approve. No further vote of the stockholders of the Company will be required, except as provided under Delaware law or under the rules of Nasdaq or any other national securities exchange on which shares of Common Stock of the Company are then listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a subsequent special meeting, will afford the Company greater flexibility in acting upon proposed transactions in which shares of Common Stock may be issued.

    POSSIBLE EFFECTS

    The additional shares of Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for effects incidental to increasing the number of outstanding shares of Common Stock.

    Stockholders should note that authorized but unissued stock could be issued by the Board of Directors for the purpose of strategic acquisition opportunities. The Company continuously evaluates the marketplace for these opportunities to position itself to address existing and emerging markets. The Company views acquisitions as a key component of its growth strategy, and intends to use both securities and cash, as it deems appropriate, to fund such acquisitions. In addition, the authorized but unissued stock could be issued by the Board of Directors for the purposes of deterring proposals that are opposed by the Board of Directors such as potential unsolicited takeover attempts. The Board is not currently aware of any attempt to takeover or acquire the Company, and has no current plans to issue additional shares of Common Stock other than pursuant to the exercise of outstanding stock options and stock options that might be granted in the future under the Company's employee benefit plans, or pursuant to a possible split of the Common Stock.

    The Board of Directors believes that the benefits of providing the Company with the flexibility to issue shares without delay for any purpose outweighs the possible disadvantages discussed above, and that it is prudent and in the best interests of the stockholders to provide the greater flexibility that will result from the approval of the proposed increase in authorized shares.

                             THE WHALEN ACQUISITION

THE WHALEN COMPANY

    The Whalen Company provides a full range of wireless telecommunications site development services for Personal Communications Services (PCS), cellular, Enhanced Specialized Mobile Radio (ESMR), air-to-ground, microwave, paging fiber optic and switching centers technology. It has successfully sited in excess of 10,000 locations for over 120 systems worldwide. The Company believes that the acquisition of the Whalen Company provides the opportunity for the Company's stockholders to recognize strategic and financial benefits.

    The Company believes that the Merger represents a complementary technical fit with its current capabilities. The consulting and engineering requirements associated with the wireless telecommunications industry; the siting issues, including site identification, leasing and zoning; the construction management duties; and the environmental overlays have technical synergy with the Company's existing expertise and established management systems. The Company also believes that the Merger enhances its strategic objective of further balancing the Company's revenue mix between federal and private sector programs, and will increase the amount of the Company's business driven by economics rather than regulatory requirements. The Whalen Company further allows the Company to participate in the growing telecommunications market as an established service provider. In addition, the Company's domestic and international office network may help to facilitate the Whalen Company's growth, as geographic presence plays a role in the marketing, sales and regulatory areas.

    THE FOREGOING STATEMENTS CONTAIN FORWARD-LOOKING STATEMENTS REGARDING THOSE BENEFITS TO THE COMPANY THAT MANAGEMENT BELIEVES MAY BE ACHIEVED THROUGH THE MERGER WITH THE WHALEN COMPANY. REALIZATION OF MANAGEMENT'S BELIEFS WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING MANAGEMENT'S SUCCESSFUL EXECUTION OF ITS BUSINESS PLAN FOR INTEGRATING THE OPERATIONS OF THE WHALEN COMPANY, THE MARKET'S RECEPTION TO THE COMBINATION OF THE COMPANY AND THE WHALEN COMPANY, AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL.

TERMS OF THE MERGER

    In connection with the Merger, the Whalen Stockholders received aggregate consideration in the amount of $52,456,144, as follows:

        (i) The Company issued to the Whalen Stockholders an aggregate of 1,680,000 shares of Common Stock and 1,231,840 shares of Series A Stock. For purposes of the Merger Agreement, each share of Common Stock and Series A Stock was valued at $15.25, for an aggregate value of $44,405,560.

        (ii) The Company paid to the Whalen Stockholders cash in the aggregate amount of $8,050,584.

    On the business day prior to the Merger, WhalenCo distributed to the Whalen Stockholders (i) cash in the amount of $4,138,396 and (ii) accounts receivable having a net value of $18,455,838.

    In determining the consideration to be paid in the Merger, the Company investigated the Whalen Company and its business and determined an approximate aggregate value of the Whalen Company to the Company based on investment factors including the book value of the Whalen Company's assets, an appropriate multiple of the Whalen Company's current and future earnings, the Whalen Company's backlog and current contracts, the Whalen Company's revenues, the Whalen Company's reputation in the field of wireless telecommunications site development, and the compatibility of the Whalen Company's geographic scope and technical capabilities. A final determination of such value was arrived at by means of arm's length bargaining among the parties to the Merger Agreement.

FINANCIAL INFORMATION--HISTORICAL AND PRO FORMA

                        REPORT OF DELOITTE & TOUCHE LLP

TO THE BOARD OF DIRECTORS AND STOCKHOLDER
  OF WHALEN & COMPANY, INC.:

    We have audited the accompanying balance sheet of Whalen & Company, Inc. as of December 31, 1996, and the related statements of income, stockholder's equity and cash flows for the year then ended. We have also audited the statements of income, stockholder's equity and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of Whalen & Company, Inc. at December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and December 31, 1994 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

San Jose, California
August 8, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE MANAGEMENT OF
  WHALEN & COMPANY, INC.:

    We have audited the accompanying balance sheet of Whalen & Company, Inc. (the Company) as of December 31, 1995, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whalen & Company, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

San Francisco, California,
November 1, 1996

                             WHALEN & COMPANY, INC.
                                 BALANCE SHEETS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                1996       1995
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS,
                                                                                                  EXCEPT SHARE
                                                                                                    AMOUNTS)
                                                      ASSETS

Current Assets:
  Cash and equivalents......................................................................  $   3,126  $     783
  Accounts receivable, less allowance for doubtful accounts of $2,020 and
    $195 in 1996 and 1995, respectively.....................................................     24,941     15,205
  Prepaid expenses and other................................................................        472        566
                                                                                              ---------  ---------
      Total current assets..................................................................     28,539     16,554

Property and Equipment, Net.................................................................        705        456
Other Assets................................................................................        682        360
                                                                                              ---------  ---------
Total.......................................................................................  $  29,926  $  17,370
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Accounts payable..........................................................................  $   1,119  $     804
  Accrued employee benefits.................................................................      2,830      2,766
  Other accrued liabilities.................................................................        509     --
  Deferred revenue..........................................................................     --          2,511
  Note payable to stockholder...............................................................      1,446     --
                                                                                              ---------  ---------
      Total liabilities.....................................................................      5,904      6,081
                                                                                              ---------  ---------

Commitments and Contingencies (Note 5)

Stockholder's Equity:
  Common stock, $1 par value; 150,000 shares authorized; 100 shares issued outstanding......         10         10
  Retained earnings.........................................................................     24,012     11,279
                                                                                              ---------  ---------
      Total stockholder's equity............................................................     24,022     11,289
                                                                                              ---------  ---------
Total.......................................................................................  $  29,926  $  17,370
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                       See notes to financial statements.

                             WHALEN & COMPANY, INC.
                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
                                                                                           (IN THOUSANDS)
Net Revenues:
  Management fees................................................................  $  45,773  $  44,733  $  41,145
  Per-site fees..................................................................     10,783      7,366      3,888
  Contract termination fee.......................................................     --         --            900
                                                                                   ---------  ---------  ---------
      Total net revenues.........................................................     56,556     52,099     45,933
Field Operating Expenses.........................................................     26,058     29,586     23,890
                                                                                   ---------  ---------  ---------
Operating Income.................................................................     30,498     22,513     22,043
General and Administrative Expenses..............................................     11,220      6,193      3,976
                                                                                   ---------  ---------  ---------
Income From Operations...........................................................     19,278     16,320     18,067
                                                                                   ---------  ---------  ---------

Other Income (Expense), Net:
  Interest income................................................................         66        533         79
  Interest expense...............................................................        (35)      (110)      (234)
  Other expense, net.............................................................        (74)      (756)       (48)
                                                                                   ---------  ---------  ---------
      Total other expense, net...................................................        (43)      (333)      (203)
                                                                                   ---------  ---------  ---------
Income Before Income Taxes.......................................................     19,235     15,987     17,864
State Income Taxes...............................................................        385        500        357
                                                                                   ---------  ---------  ---------
Net Income.......................................................................  $  18,850  $  15,487  $  17,507
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                       See notes to financial statements.

                             WHALEN & COMPANY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                             COMMON STOCK                       TOTAL
                                                                       ------------------------   RETAINED   STOCKHOLDER'S
                                                                         SHARES       AMOUNT      EARNINGS      EQUITY
                                                                       -----------  -----------  ----------  ------------
                                                                              (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Balances, January 1, 1994............................................         100    $      10   $      705   $      715

Net income...........................................................          --           --       17,507       17,507
                                                                              ---          ---   ----------  ------------

Balances, December 31, 1994..........................................         100           10       18,212       18,222

Stockholder distribution.............................................          --           --      (22,420)     (22,420)
Net income...........................................................          --           --       15,487       15,487
                                                                              ---          ---   ----------  ------------

Balances, December 31, 1995..........................................         100           10       11,279       11,289

Stockholder distribution.............................................          --           --       (6,117)      (6,117)
Net income...........................................................          --           --       18,850       18,850
                                                                              ---          ---   ----------  ------------

Balances, December 31, 1996..........................................         100    $      10   $   24,012   $   24,022
                                                                              ---          ---   ----------  ------------
                                                                              ---          ---   ----------  ------------

                       See notes to financial statements.

                             WHALEN & COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                     1996       1995       1994
                                                                                  ----------  ---------  ---------
                                                                                           (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $   18,850  $  15,487  $  17,507
  Reconciliation of net income to net cash provided by
    operating activities:
    Depreciation................................................................         510        170         60
    Provision for doubtful accounts.............................................       1,825        195     --
    Changes in assets and liabilities:
      Accounts receivable.......................................................     (11,561)     1,001    (14,119)
      Prepaid expenses and other................................................          94       (151)      (291)
      Contract termination receivable...........................................         180        180       (540)
      Other assets..............................................................        (502)    --         --
      Accounts payable..........................................................         315        755         35
      Accrued employee benefits.................................................          64        422      1,495
      Other accrued liabilities.................................................         509       (782)       553
      Deferred revenue..........................................................      (2,511)     2,511     --
                                                                                  ----------  ---------  ---------

      Net cash provided by operating activities.................................       7,773     19,788      4,700
                                                                                  ----------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of long-term investment..............................................      --         --            (25)
  Sale of long-term investment..................................................      --             25     --
  Purchases of property and equipment...........................................        (763)      (369)      (173)
  Proceeds from sale of property and equipment..................................           4         16     --
                                                                                  ----------  ---------  ---------

      Net cash used in investing activities.....................................        (759)      (328)      (198)
                                                                                  ----------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of note payable to stockholder.......................................       1,500     --          1,002
  Repayments of notes payable to stockholder....................................         (54)    (3,069)      (251)
  Distribution to stockholder...................................................      (6,117)   (22,420)    --
                                                                                  ----------  ---------  ---------

      Net cash (used in) provided by financing activities.......................      (4,671)   (25,489)       751
                                                                                  ----------  ---------  ---------

NET CHANGE IN CASH AND EQUIVALENTS..............................................       2,343     (6,029)     5,253

CASH AND EQUIVALENTS, BEGINNING OF YEAR.........................................         783      6,812      1,559
                                                                                  ----------  ---------  ---------

CASH AND EQUIVALENTS, END OF YEAR...............................................  $    3,126  $     783  $   6,812
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest........................................................  $   --      $     110  $     234
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

  Cash paid for income taxes....................................................  $       53  $     495  $      40
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

                       See notes to financial statements.

                             WHALEN & COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS -- Whalen & Company, Inc. (the "Company") is a Delaware Chapter S corporation that was formed effective August 25, 1987. Dan Whalen is the founder and sole stockholder of the Company.

    The Company provides program and turnkey project development consulting services on a contract basis to customers who build and operate wireless networks. The Company offers a range of services from single-site deployments to the implementation of complete wireless network systems. The Company has consulting experience in PCS, cellular, ESMR, wireless, air-to-ground, microwave, paging, fiber optic and switching center systems.

    The Company provides services in North America, South America, Asia, Australia and Europe.

    FINANCIAL STATEMENT ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include a provision for doubtful accounts. Actual results could differ from estimates.

    CASH AND EQUIVALENTS -- Cash and equivalents include cash and highly liquid debt instruments with original maturities of three months or less.

    ACCOUNTS RECEIVABLE -- Accounts receivable includes billed and unbilled accounts receivable. Total unbilled accounts receivable were $6,794,000 and $3,061,000 as of December 31, 1996 and 1995, respectively.

    CONCENTRATION OF CREDIT RISK -- Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and equivalents and accounts receivable. The Company places its cash and equivalents for safekeeping with high-credit-quality financial institutions. The Company performs ongoing credit evaluations of its customers and generally requires that customers remit payment for billed revenue within 30 days. The Company maintains reserves for estimated credit losses. See Note 7 concerning significant customers.

    PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from two to seven years.

    REVENUE RECOGNITION -- The Company recognizes management fee revenue as project management and consulting services are performed in accordance with customer contracts. The recognition of revenue related to per-site fees is deferred until milestones in the Company's customer contracts have been met and collection is reasonably assured. Per-site fees in 1996 include $8,407,000 from a single customer of which $2,511,000 were related to 1995 and had been deferred as of December 31, 1995 due to the uncertainty of collection as of that date.

    REIMBURSABLE EXPENSES -- Certain expenses incurred by the Company are passed on to customers in accordance with customer contract agreements. The Company records the expense and reimbursement on a gross basis. The amounts included in management fees and field operating expenses were $6,861,000, $7,122,000 and $6,128,000 in 1996, 1995 and 1994, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS -- Financial instruments include cash equivalents and long-term obligations. Cash equivalents are stated at cost which approximates fair market value based on quoted market prices. The carrying amount of the Company's long-term obligations approximates fair market value.

    INCOME TAXES -- The Company's stockholder elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. As a Chapter S corporation, the Company is required to pay state income taxes to the states in which it conducts business.

    RECLASSIFICATIONS -- Certain reclassifications to the 1995 financial statements have been made to conform to the 1996 presentation.

2. PROPERTY AND EQUIPMENT, NET

    Property and equipment at December 31 consist of the following (in thousands):

                                                                                1996       1995
                                                                              ---------  ---------
Furniture and fixtures......................................................  $     197  $     168
Office equipment............................................................        247        127
Computer equipment..........................................................        814        281
Computer software...........................................................         89        191
                                                                              ---------  ---------
                                                                                  1,347        767
Accumulated depreciation....................................................       (642)      (311)
                                                                              ---------  ---------
                                                                              $     705  $     456
                                                                              ---------  ---------
                                                                              ---------  ---------

3. LONG-TERM RECEIVABLE

    On December 8, 1994, the Company reached a settlement on a contract termination with a customer relating to a contract to provide construction administration services that was canceled prior to December 8, 1994. The customer agreed to pay, as a settlement of all past and future amounts due, $900,000 over five years beginning in 1994. As of December 31, 1996, $360,000 of the settlement amount is still outstanding.

    The Company has included $180,000 of the outstanding balance in current accounts receivable for the portion due in 1997. The remaining amount of $180,000 is due during 1998 and is included in other assets.

    The principal amount of the receivable is adjusted each year for increases in the Consumer Price Index.

4. LINE OF CREDIT

    The Company has a revolving line of credit with a bank under which it may borrow up to $5,000,000 through February 1998. Borrowings bear interest at the bank's reference rate (8.25% at December 31, 1996) and are personally guaranteed by the sole stockholder. There were no borrowings outstanding under the revolving line of credit at December 31, 1996.

5. COMMITMENTS AND CONTINGENCIES

    The Company leases office space for its corporate facilities. All leases are classified as operating leases. The following is a schedule of the future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 1996 (in thousands):

1997.................................................................  $      87
1998.................................................................         13
1999.................................................................         13
2000.................................................................         13
2001.................................................................         12
                                                                       ---------
Total minimum lease payments.........................................  $     138
                                                                       ---------
                                                                       ---------

    Lease payments charged to operations totaled $222,000, $153,000 and $80,000 for 1996, 1995 and 1994, respectively.

6. RELATED PARTY TRANSACTIONS

    NOTE PAYABLE TO STOCKHOLDER

    The sole stockholder of the Company advances the Company funds through notes payable that are used for current operating and other costs and are due upon demand. In 1994, the stockholder note payable accrued interest at a rate varying from 7% to 9%. In January 1995, the note was amended to bear interest at a rate of 9%. Total interest expense related to the stockholder note payable was $21,000, $110,000 and $234,000 for 1996, 1995 and 1994, respectively.

    At December 31, 1994, the Company had an outstanding stockholder note payable of $3,069,000. The balance of the note payable was settled during 1995. The Company paid income taxes and various expenses of the sole stockholder, which were recorded as a reduction in the stockholder note payable balance.

    In November 1996, the sole stockholder advanced the Company an additional $1,500,000 which accrues interest at 8.5%.

7. MAJOR CUSTOMER INFORMATION

    Customers which accounted for 10% or more of total revenues were as follows:

                                                                              1996         1995         1994
                                                                              -----        -----        -----
Customer A...............................................................          27%          72%          89%
Customer B...............................................................          18           --           --
Customer C...............................................................          16           --           --
Customer D...............................................................          15           --           --
Customer E...............................................................          10           --           --

    At December 31, 1996, three customers' balances accounted for 40%, 26% and 11% of accounts receivable. At December 31, 1995, one customer's balance accounted for 73% of accounts receivable.

8. EMPLOYEE BENEFITS PLAN

    The Company maintains a 401(k) plan for employees who have completed 12 consecutive months of service and during that period have worked 1,000 hours. The Company makes matching contributions to the plan based on the amounts contributed by eligible employees. Company contributions to the plan totaled $264,000, $223,000 and $105,000 for 1996, 1995 and 1994, respectively.

9. SUBSEQUENT EVENT

    On June 11, 1997, the Company entered into an Agreement and Plan of Reorganization with Tetra Tech, Inc., a Delaware corporation (the "Agreement"). The Agreement provided for the merger of the Company, along with Whalen Service Corps Inc., with Tetra Tech, Inc. for aggregate consideration of $52,456,000.

    The consideration consisted of 1,680,000 shares of Tetra Tech, Inc. common stock with a $.01 par value ("Common Stock"), 1,231,840 shares of Tetra Tech, Inc. Series A convertible preferred stock with a $.01 par value ("Series A Stock") and $8,051,000 in cash.

    Each share of Series A Stock will automatically be converted into one share of Common Stock immediately upon the filing of an amendment to Tetra Tech, Inc.'s Certificate of Incorporation which increases the number of authorized shares of Common Stock to a number sufficient to permit the conversion of all the outstanding shares of Series A Stock.

    As part of the Agreement, on the business day prior to the merger, the Company distributed to the stockholder (i) cash in the amount of $4,138,000 and
(ii) accounts receivable having a net value of $18,456,000.

                                   * * * * *

                             WHALEN & COMPANY, INC.
                            UNAUDITED BALANCE SHEETS
                   AS OF MARCH 31, 1997 AND DECEMBER 31, 1996

                                                                                           MARCH 31,   DECEMBER 31,
                                                                                             1997          1996
                                                                                          -----------  ------------
                                                                                            (IN THOUSANDS, EXCEPT
                                                                                               SHARE AMOUNTS)
                                                      ASSETS

CURRENT ASSETS:
  Cash and equivalents..................................................................   $   2,260    $    3,126
  Accounts receivable, less allowance for doubtful accounts of $2,020 for each
    respective period...................................................................      29,595        24,941
  Prepaid expenses and other............................................................         831           472
                                                                                          -----------  ------------
    Total current assets................................................................      32,686        28,539
PROPERTY AND EQUIPMENT, NET.............................................................       1,015           705
OTHER ASSETS............................................................................         180           682
                                                                                          -----------  ------------
TOTAL...................................................................................   $  33,881    $   29,926
                                                                                          -----------  ------------
                                                                                          -----------  ------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable......................................................................   $   1,002    $    1,119
  Accrued employee benefits.............................................................       2,245         2,830
  Other accrued liabilities.............................................................         719           509
  Note payable to stockholder...........................................................       1,476         1,446
                                                                                          -----------  ------------
    Total liabilities...................................................................       5,442         5,904
                                                                                          -----------  ------------
STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 150,000 shares authorized; 100 shares issued and
    outstanding.........................................................................          10            10
  Retained earnings.....................................................................      28,429        24,012
                                                                                          -----------  ------------
    Total stockholder's equity..........................................................      28,439        24,022
                                                                                          -----------  ------------
TOTAL...................................................................................   $  33,881    $   29,926
                                                                                          -----------  ------------
                                                                                          -----------  ------------

                       See notes to financial statements.

                             WHALEN & COMPANY, INC.
                         UNAUDITED STATEMENTS OF INCOME
              THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996

                                                                                                THREE        THREE
                                                                                               MONTHS       MONTHS
                                                                                             ENDED MARCH  ENDED MARCH
                                                                                              31, 1997     31, 1996
                                                                                             -----------  -----------
                                                                                                  (IN THOUSANDS)

NET REVENUES:
  Management fees..........................................................................   $  13,821    $   8,993
  Per-site fees............................................................................         833        3,501
                                                                                             -----------  -----------
    Total net revenues.....................................................................      14,654       12,494
FIELD OPERATING EXPENSES...................................................................       7,470        5,312
                                                                                             -----------  -----------
OPERATING INCOME...........................................................................       7,184        7,182
GENERAL AND ADMINISTRATIVE EXPENSES........................................................       3,206        2,035
                                                                                             -----------  -----------
INCOME FROM OPERATIONS.....................................................................       3,978        5,147
                                                                                             -----------  -----------
OTHER INCOME (EXPENSE), NET:
  Interest income..........................................................................          47           87
  Interest expense.........................................................................         (36)          (5)
  Other expense, net.......................................................................        (149)        (157)
                                                                                             -----------  -----------
    Total other expense, net...............................................................        (138)         (75)
INCOME BEFORE INCOME TAXES.................................................................       3,840        5,072
STATE INCOME TAXES.........................................................................      --           --
                                                                                             -----------  -----------
NET INCOME.................................................................................   $   3,840    $   5,072
                                                                                             -----------  -----------
                                                                                             -----------  -----------

                       See notes to financial statements.

                             WHALEN & COMPANY, INC.
                       UNAUDITED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996

                                                                                                THREE        THREE
                                                                                               MONTHS       MONTHS
                                                                                             ENDED MARCH  ENDED MARCH
                                                                                              31, 1997     31, 1996
                                                                                             -----------  -----------
                                                                                                  (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income...............................................................................   $   3,840    $   5,072
  Reconciliation of net income to net cash provided by operating activities:
    Depreciation...........................................................................         (96)          58
    Changes in assets and liabilities:
      Accounts receivable..................................................................      (4,654)        (570)
      Prepaid expenses and other...........................................................        (359)         (30)
      Other assets.........................................................................         502       --
      Accounts payable.....................................................................        (117)        (770)
      Accrued employee benefits............................................................        (585)        (617)
      Other accrued liabilities............................................................         210          742
                                                                                             -----------  -----------
        Net cash (used in) provided by operating activities................................      (1,259)       3,885
                                                                                             -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment......................................................        (238)        (118)
  Disposal of property and equipment.......................................................          24       --
                                                                                             -----------  -----------
        Net cash used in investing activities..............................................        (214)        (118)
                                                                                             -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase of note payable to stockholder..................................................          30       --
  Contribution by stockholder..............................................................         577       --
                                                                                             -----------  -----------
        Net cash provided by financing activities..........................................         607       --
                                                                                             -----------  -----------
NET CHANGE IN CASH AND EQUIVALENTS.........................................................        (866)       3,767
CASH AND EQUIVALENTS, BEGINNING OF PERIOD..................................................       3,126          783
                                                                                             -----------  -----------
CASH AND EQUIVALENTS, END OF PERIOD........................................................   $   2,260    $   4,550
                                                                                             -----------  -----------
                                                                                             -----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...................................................................   $      35    $       5
                                                                                             -----------  -----------
                                                                                             -----------  -----------
  Cash paid for income taxes...............................................................   $  --        $  --
                                                                                             -----------  -----------
                                                                                             -----------  -----------

                       See notes to financial statements.

                             WHALEN & COMPANY, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996

1. BASIS OF PRESENTATION

    The accompanying balance sheet as of March 31, 1997, the statements of income and the statements of cash flows for the three-month periods ended March 31, 1997 and 1996 are unaudited, and in the opinion of management include all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position and the results of operations for the period presented.

    The financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 1996 included in the Tetra Tech, Inc. Form 8-K/A filed August 25, 1997.

    The results of operations for the three-month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the fiscal year ending September 28, 1997.

2. CURRENT ASSETS

    The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents totaled $1,900,000 and $2,200,000 at March 31, 1997 and 1996, respectively.

3. RELATED PARTY TRANSACTIONS

    The sole stockholder of the Company advances the Company funds through notes payable that are used for current operating and other costs and are due upon demand and bear interest at a rate of 9%. Total interest expense related to the stockholder note payable was $30,000 and $0 for the three months ended March 31, 1997 and 1996, respectively.

4. SUBSEQUENT EVENT

    On June 11, 1997, the Company entered into an Agreement and Plan of Reorganization with Tetra Tech, Inc., a Delaware corporation (the "Agreement"). The Agreement provided for the merger of the Company, along with Whalen Service Corps Inc., with Tetra Tech, Inc. for aggregate consideration of $52,456,000.

    The consideration consisted of 1,680,000 shares of Tetra Tech, Inc. common stock with a $.01 par value ("Common Stock"), 1,231,840 shares of Tetra Tech, Inc. Series A convertible preferred stock with a $.01 par value ("Series A Stock") and $8,051,000 in cash.

    Each share of Series A Stock will automatically be converted into one share of common stock immediately upon the filing of an amendment to Tetra Tech, Inc.'s Certificate of Incorporation which will increase the number of authorized shares of Common Stock to a number sufficient to permit the conversion of all the outstanding shares of Series A Stock. If an amendment to Tetra Tech, Inc.'s Certificate of Incorporation is not executed by December 10, 1997, the holders of the Series A Stock may put the Series A Stock to Tetra Tech, Inc. for cash at the average closing price of the Company's common stock on the five days ending one day prior to the exercise of the put.

    As part of the Agreement, on the business day prior to the merger, the Company distributed to the stockholder (i) cash in the amount of $4,138,000 and
(ii) accounts receivable having a net value of $18,456,000.

                  TETRA TECH, INC. AND WHALEN & COMPANY, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 29, 1996

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               HISTORICAL (NOTE 1)
                                                            --------------------------     PRO FORMA (NOTE 2)
                                                            TETRA TECH,    WHALEN &     -------------------------
                                                               INC.      COMPANY, INC.  ADJUSTMENTS  CONSOLIDATED
                                                            -----------  -------------  -----------  ------------

Gross Revenue.............................................   $ 220,099     $  56,556     $      --    $  276,655
  Subcontractor costs.....................................      59,062            --            --        59,062
                                                            -----------  -------------  -----------  ------------

Net Revenue...............................................     161,037        56,556            --       217,593

Cost of Net Revenue.......................................     122,084        26,058         1,726       149,868
                                                            -----------  -------------  -----------  ------------

Gross Profit..............................................      38,953        30,498        (1,726)       67,725

Selling, General and Adminstrative Expenses...............      21,218        11,220         1,864        34,302
                                                            -----------  -------------  -----------  ------------

Income From Operations....................................      17,735        19,278        (3,590)       33,423

Interest Expense..........................................       1,076            35           700         1,811
Interest Income...........................................         300            66            --           366
Other Income (Expense), net...............................          --           (74)           --           (74)
                                                            -----------  -------------  -----------  ------------

Income Before Income Taxes................................      16,959        19,235        (4,290)       31,904

Income Tax Expense........................................       6,854           385         5,892        13,131
                                                            -----------  -------------  -----------  ------------

Net Income................................................   $  10,105     $  18,850     $ (10,182)   $   18,773
                                                            -----------  -------------  -----------  ------------
                                                            -----------  -------------  -----------  ------------

Net Income Per Common Share (Note 3)......................   $    0.70                                $     1.08
                                                            -----------                              ------------
                                                            -----------                              ------------

Shares Used in Per Share Calculations (Note 3)............      14,452                                    17,364
                                                            -----------                              ------------
                                                            -----------                              ------------

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                  TETRA TECH, INC. AND WHALEN & COMPANY, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED JUNE 29, 1997

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               HISTORICAL (NOTE 1)
                                                            --------------------------     PRO FORMA (NOTE 2)
                                                            TETRA TECH,    WHALEN &     -------------------------
                                                               INC.      COMPANY, INC.  ADJUSTMENTS  CONSOLIDATED
                                                            -----------  -------------  -----------  ------------

Gross Revenue.............................................   $ 171,406     $  39,624     $      --    $  211,030
  Subcontractor costs.....................................      38,447            --            --        38,447
                                                            -----------  -------------  -----------  ------------
Net Revenue...............................................     132,959        39,624            --       172,583
Cost of Net Revenue.......................................     100,077        26,519        (3,542)      123,054
                                                            -----------  -------------  -----------  ------------
Gross Profit..............................................      32,882        13,105         3,542        49,529
Selling, General and Administrative Expenses..............      17,390        12,365          (960)       28,795
                                                            -----------  -------------  -----------  ------------
Income From Operations....................................      15,492           740         4,502        20,734
Interest Expense..........................................         127            --           525           652
Interest Income...........................................         201            --            --           201
Other Income (Expense)....................................          --            27            --            27
                                                            -----------  -------------  -----------  ------------
Income Before Income Taxes................................      15,566           767         3,977        20,310
Income Tax Expense........................................       6,464            --         1,992         8,456
                                                            -----------  -------------  -----------  ------------
Net Income................................................   $   9,102     $     767     $   1,985    $   11,854
                                                            -----------  -------------  -----------  ------------
                                                            -----------  -------------  -----------  ------------
Net Income Per Common Share (Note 3)......................   $    0.61                                $     0.67
                                                            -----------                              ------------
                                                            -----------                              ------------
Shares Used in Per Share Calculations (Note 3)............      14,918                                    17,784
                                                            -----------                              ------------
                                                            -----------                              ------------

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                  TETRA TECH, INC. AND WHALEN & COMPANY, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. PERIODS PRESENTED

    On June 11, 1997, Tetra Tech, Inc. ("Tetra Tech") purchased 100% of the capital stock of Whalen & Company, Inc. and Whalen Service Corps Inc. (collectively, "WAC") for approximately $43,070 consisting of cash and Tetra Tech common and preferred stock. The common and preferred stock was issued in a private placement and had a combined value of approximately $33,304. Tetra Tech's stock was valued based upon the extended restriction period and economic factors specific to Tetra Tech's circumstances which resulted in a fair valuation approximately 28% below the then prevailing market price.

    The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared by combining the separate historical financial statements of Tetra Tech and WAC for the year ended September 29, 1996 and the nine months ended June 29, 1997. The historical statements of operations for WAC included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 29, 1996 represent the results of operations for the year ended December 31, 1996. The historical statement of operations for WAC included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 29, 1997 represents the results of operations for the period October 1, 1996 through May 31, 1997. The Statement of Operations for the period June 1, 1997 through June 29, 1997 for WAC is reflected in the historical Condensed Consolidated Statement of Operations of Tetra Tech for the period ended June 29, 1997.

    An Unaudited Pro Forma Condensed Consolidated Balance Sheet has not been prepared as WAC is included in the Unaudited Condensed Consolidated Balance Sheet at June 29, 1997 for Tetra Tech, Inc. as filed in Tetra Tech's Quarterly Report on Form 10-Q for the period ended June 29, 1997.

2. PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION

    The adjustments to Cost of Net Revenue of $1,726 and $3,542 and the adjustments to Selling, General and Administrative Expenses of $547 and $1,947 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent salary and bonus expense adjustments for WAC employees and WAC's principal stockholder. Prior to the acquisition, WAC was an S corporation and made distributions to its principal stockholder in lieu of increased salary and bonus. Immediately prior to the acquisition, WAC declared a one-time bonus of approximately $5,000 for certain employees as a result of terms negotiated in the acquisition. The pro forma adjustments reflect the net effect of the bonus that would have been recognized under Tetra Tech's established bonus policy, net of the bonuses declared by WAC, and the terms of the Employment Agreement between Tetra Tech and the principal stockholder for each of the periods provided.

    The adjustments to Selling, General and Administrative Expenses of $1,317 and $987 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent the amortization of intangible assets resulting from the acquisition. The intangible assets are amortized on a straight-line basis over thirty years.

    The adjustments to Interest Expense of $700 and $263 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent expense on borrowings under Tetra Tech, Inc.'s existing credit facility that relate to the acquisition of WAC. Such adjustments are based upon the average interest rates and terms of the credit facility for the periods presented.

    The adjustments to Income Tax Expense of $4,239 and $1,992 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent the income tax effect of the pro forma adjustments (since WAC was, as indicated above, an S corporation taxpayer) and an adjustment to reflect the consolidated effective income tax rate.

3. EARNINGS PER SHARE

    The adjustments to Shares Used in Per Share Calculations of 2,912 shares and 2,866 shares for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent the number of additional shares that would have been outstanding had the shares issued in the acquisition been outstanding for the entire periods reflected.

    The unaudited pro forma consolidated Net Income Per Common Share was computed by dividing the pro forma consolidated Net Income by the pro forma weighted average number of common shares and common stock equivalents outstanding for each period.

CERTAIN OTHER ITEMS RELATED TO THE ACQUISITION

    REGISTRATION RIGHTS AGREEMENT

    The shares of Common Stock and Series A Stock issued by the Company to the Whalen Stockholders in connection with the Merger were not registered under the Securities Act. Accordingly, such shares of Common Stock and Series A Stock are restricted securities under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available.

    In order to provide the Whalen Stockholders with liquidity, the Company entered into a Registration Rights Agreement, dated as of June 11, 1997, with the Whalen Stockholders (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to file a Registration Statement on Form S-3 providing for the sale by the Whalen Stockholders, pursuant to Rule 415 under the Securities Act, of their shares of Common Stock issued in connection with the Merger, including those shares issued upon conversion of the shares of Series A Stock (collectively, the "Registrable Securities"). The Company will use commercially reasonable efforts to cause such Registration Statement to become effective on or before December 10, 1997 and to keep such Registration Statement continuously effective for a period ending on the date on which all Whalen Stockholders are eligible to sell their Registrable Securities under Rule 144(k) (or similar successor Rule) under the Securities Act.

    In addition, in the event that the Company determines to register any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock (other than a registration relating to the sale of securities to employees of the Company pursuant to an employee benefit plan or pursuant to a transaction of the type described in Rule 145 under the Securities Act), the Whalen Stockholders are entitled to include their Registrable Securities in such registration.

    AMENDMENT OF CREDIT AGREEMENT

    In connection with the Merger, the Company entered into the Second Amendment dated as of June 20, 1997 (the "Second Amendment") to its Credit Agreement dated as of September 15, 1995 with Bank of America Illinois (as amended by the Second Amendment, the "Credit Agreement") for the principal purpose of increasing the revolving credit facility thereunder (the "Facility"). The Credit Agreement currently provides for a Facility of $25,000,000, including standby letters of credit up to a maximum amount of $10,000,000 outstanding at any one time. The Facility is scheduled to be reduced to $20,000,000 on May 30, 1998 and to $15,000,000 on May 30, 1999. Interest on borrowings under the Facility is payable at the Company's option at a base rate (Federal funds rate plus 0.50% or the bank's reference rate) as defined in the Credit Agreement or (b) at a eurodollar rate plus a margin which ranges from 0.75% to 1.25%. Borrowings under the Facility are secured by the stock of four of the Company's subsidiaries, including Whalen & Company, Inc. Such subsidiaries have also guaranteed the Company's obligations under the Credit Agreement. The Credit Agreement contains various covenants including, but not limited to, restrictions related to tangible net worth, net income, additional indebtedness, asset sales, mergers and acquisitions, creations of liens, and dividends on capital stock (other than stock dividends). The Facility matures on May 30, 2000 or earlier at the discretion of the Company upon payment in full of loans and other obligations. As of June 29, 1997, borrowings under the Facility totalled $8,000,000 and outstanding letters of credit totalled $954,974.

    FORMATION OF NEW SUBSIDIARIES

    Immediately following the Merger, the Company formed Whalen & Company, Inc., a Delaware corporation ("New WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("New Whalen Service"), as wholly-owned subsidiaries. On June 12, 1997, the Company transferred the former assets and liabilities of WhalenCo to New WhalenCo, and transferred the former assets and liabilities of Whalen Service to New Whalen Service. New WhalenCo currently engages in the business formerly engaged in by

WhalenCo, and New Whalen Service currently engages in the business formerly engaged in by Whalen Service.

    ACCOUNTING TREATMENT

    The Merger was treated as a purchase for accounting purposes. In accordance with purchase accounting principles, the final determination of the purchase price and the allocation of net assets acquired was derived from the fair values of the consideration paid and the net assets.

    MARKET INFORMATION

    On May 16, 1997, the business day prior to the date on which the Company announced the letter of intent to acquire the Whalen Company, the closing price of the Common Stock on Nasdaq was $16.25. On June 11, 1997, the closing date of the Merger, the closing price of the Common Stock on Nasdaq was $20.00.

VOTE REQUIRED

    The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock and Series A Stock as of the Record Date entitled to vote on this matter at the Special Meeting. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same effect as a vote against the Amendment. See "General Information."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding the ownership of the Company's Common Stock as of September 1, 1997 by (i) all those persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and certain executive officers of the Company, and (iii) all executive officers and directors as a group. Except as otherwise noted, the Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock.

                                                                      NUMBER OF    PERCENTAGE OF
                                                                       SHARES         SHARES
                                                                     BENEFICIALLY  BENEFICIALLY
NAME OF BENEFICIAL OWNER(1)                                             OWNED        OWNED(1)
-------------------------------------------------------------------  -----------  ---------------
Li-San Hwang(2)....................................................   1,119,357            6.3%
  Tetra Tech, Inc.
  670 N. Rosemead Blvd.
  Pasadena, California 91107

Daniel A. Whalen(3)................................................   2,911,840           16.4
  Whalen & Company, Inc.
  3675 Mt. Diablo Blvd.
  Suite 360
  Lafayette, California 94549

Pilgrim Baxter & Associates, Ltd.(4)...............................   1,450,864            8.3
  Harold J. Baxter
  Gary I. Pilgrim
  1255 Drummers Lane
  Wayne, Pennsylvania 19087

The Northwestern Mutual Life Insurance Company(5)..................     934,500            5.3
  720 E. Wisconsin Avenue
  Milwaukee, Wisconsin 53202

RCM Capital Management, L.L.C.(6)
RCM Limited L.P.
RCM General Corporation............................................   1,374,300            7.9
  Four Embarcadero Center, Suite 2900
  San Francisco, California 94111

Dresdner Bank AG(7)................................................   1,374,300            7.9
  Jurgen-Ponto-Platz 1
  60301 Frankfurt, Germany

J. Christopher Lewis(8)............................................      48,311          *

Patrick C. Haden(9)................................................      13,131          *

James J. Shelton(10)...............................................       7,226          *

Thomas D. Brisbin(11)..............................................      16,232          *

Charles R. Faust(12)...............................................      39,702          *

James M. Jaska(13).................................................      30,241          *

All directors and executive officers as a group (12 persons)(14)...   4,451,489           25.0

------------------------

  * Amount represents less than 1% of the Company's Common Stock.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property rules where applicable and the information contained in this table and these notes. Includes 1,231,840 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Stock. See Note(3).

 (2) Excludes an aggregate of 16,415 shares of Common Stock owned by Dr. Hwang's adult children as to which Dr. Hwang disclaims beneficial ownership. Includes 5,468 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997.

 (3) Mr. Whalen was elected a director of the Company, the Executive Vice President--Telecommunications of the Company and the President of each of New WhalenCo and New Whalen Service as of the effective date of the Merger. Includes 1,185,646 shares of Common Stock issuable upon conversion of shares of Series A Stock held by the Registrant. Also includes (i) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MJW Whalen Trust 1997--D, (ii) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the ACW Whalen Trust 1997--D, (iii) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MCW Whalen Trust 1997--D, (iv) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel
     A. Whalen and Katharine C. Whalen as Trustees for the MJW Whalen Trust 1997--K, (v) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the ACW Whalen Trust 1997--K, and (vi) 10,500 shares of Common Stock and 7,699 shares of Common Stock issuable upon conversion of Series A Stock held by Daniel A. Whalen and Katharine C. Whalen as Trustees for the MCW Whalen Trust 1997--K.

 (4) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 4), dated as of June 20, 1997, jointly filed by Pilgrim Baxter & Associates, Ltd., Harold J. Baxter and Gary I. Pilgrim.

 (5) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 1), dated February 7, 1997, filed by The Northwestern Mutual Life Insurance Company.

 (6) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated February 3, 1997, jointly filed by RCM Capital Management, L.L.C., RCM Limited L.P. and RCM General Corporation.

 (7) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated February 7, 1997, filed by Dresdner Bank AG. RCM Capital Management, L.L.C. is a wholly owned subsidiary of Dresdner Bank AG.

 (8) Includes 7,323 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997.

 (9) Excludes an aggregate of 1,718 shares of Common Stock owned by Mr. Haden's wife as to which Mr. Haden disclaims beneficial ownership. Includes 7,323 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997.

(10) Includes 2,344 shares held by James J. Shelton, Sarah Belle Shelton and James J. Shelton, Jr., Trustees of the James J. Shelton and Sarah Belle Shelton Family Trust dated August 19, 1987, and 4,882 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997.

(11) Includes 15,937 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997.

(12) Includes 6,047 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997. Additionally, Dr. Faust's minor children own an aggregate of 1,406 shares of Common Stock as to which Dr. Faust disclaims beneficial ownership.

(13) Includes 29,922 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997.

(14) Includes 117,609 shares issuable with respect to stock options exercisable within 60 days after September 1, 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP, certified public accountants, is acting as the Company's independent auditors for the fiscal year ending September 28, 1997. The Company has been advised that Deloitte & Touche LLP is independent with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. A representative of that firm is expected to be available at the Special Meeting to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the Special Meeting, but, if other matters do properly come before the Special Meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Richard A. Lemmon
                                          VICE PRESIDENT AND SECRETARY

Pasadena, California
September 26, 1997

COMMON STOCK

PROXY                           TETRA TECH, INC.
BOARD OF DIRECTORS

    The undersigned hereby appoints Li-San Hwang and Richard A. Lemmon, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.01 par value ("Common Stock"), of TETRA TECH, INC. which the undersigned is entitled to vote, at a Special Meeting of the Stockholders of TETRA TECH, INC. to be held at the principal executive offices of TETRA TECH INC., 670 N. Rosemead Boulevard, Pasadena, California 91107 on Tuesday, October 28, 1997 at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

1.  PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION:

             / / FOR            / / AGAINST            / / ABSTAIN

2.  Such other matters as may properly come before the Meeting.

    THE DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    Unless a contrary direction is indicated, this Proxy will be voted FOR approval of the Amendment to the Company's Certificate of Incorporation; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

    All proxies to vote at said Meeting or any adjournment thereof heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement dated September 26, 1997 is acknowledged.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TETRA TECH, INC.
                                                    Dated: _______________, 1997
                                                    ____________________________
                                                          (Signature)
                                                    ____________________________
                                                          (Signature)

                                                Please sign exactly as your name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.